Exhibit 99.1

EVERTEC CLOSES POPULAR TRANSACTION AND BBR ACQUISITION

SAN JUAN, PUERTO RICO - July 1, 2022 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced that the Company has closed the previously announced Popular Transaction and the BBR, SpA ("BBR") acquisition.

As part of the Popular Transaction, the Company modified and extended the main commercial agreements with Banco Popular of Puerto Rico (“BPPR”) and its parent, Popular, Inc. (NASDAQ: BPOP) (“Popular”). As previously disclosed, the new agreement includes a 10-year extension of the Merchant Acquiring Independent Sales Organization Agreement (the “ISO Agreement”), a 5-year extension of the ATH Network Participation Agreement and a 3-year extension of the Master Services Agreement ("MSA"). The ISO Agreement, which sets the terms of the merchant acquiring relationship with Popular, will now include a revenue sharing provision with Popular. Modifications to the MSA include the elimination of the exclusivity requirement, the inclusion of annual MSA minimums through 2028, a 10% discount on certain MSA services beginning in October 2025, and adjustments to the previous CPI pricing escalator clause. The agreement also calls for the sale to Popular of certain assets in exchange for approximately 4.6 million shares of Popular owned Evertec stock. In addition, subsequent to the closing of the Popular transaction, Popular has agreed to take certain actions to ensure that Evertec is no longer deemed a “subsidiary” of Popular for purposes of the Bank Holding Company Act, including reducing Popular's voting interest in Evertec to 4.5% over the next three months through either the sale of shares or conversion to non-voting preferred shares.

Goldman Sachs & Co. LLC served as lead financial advisor to Evertec. Evercore also served as financial advisor to Evertec.

The Company has also completed the acquisition of 100% of the outstanding shares of BBR for an aggregate purchase price of CLP 48,600 million, approximately USD$53 million. Based in Santiago, Chile, BBR is a payment solutions and business technology company with operations in Chile and Peru.

Mac Schuessler, President and Chief Executive Officer stated, “We are pleased to complete both of these transactions. The Popular Transaction extends our relationship with our largest customer while the BBR acquisition continues to expand our footprint in Latin America, two important steps in continuing to execute on our long-term growth strategy."

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process over three billion transactions annually. The Company also offers technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular, Inc. (“Popular”) for a significant portion of its revenues pursuant to the Company’s Master Services Agreement ("MSA") with them, and to grow the Company’s merchant acquiring business; as a regulated institution, the likelihood that the Company will be required to obtain regulatory approval before engaging in certain new activities or businesses, whether organically or by acquisition, and its potential inability to obtain such approval on a timely basis or at all, which may make transactions more expensive or impossible to complete, or make us less attractive to potential sellers; the Company’s ability to renew its client contracts on terms favorable to the Company, including the contract with Popular, and any significant concessions the Company may grant to Popular with respect to pricing or other key terms arising out of any disputes or in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; the Company’s dependence on its processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on the Company’s personnel and certain third parties with whom it does business, and the risks to the Company’s business if its systems are hacked or otherwise compromised; the Company’s ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations and failures in the financial services industry; the credit risk of the Company’s merchant clients, for which it may also be liable; the continuing market position of the ATH network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; the Company’s dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico, including its business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges; additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect the Company’s customer base, general consumer spending, the Company’s cost of operations and the Company’s ability to hire and retain qualified employees; operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability; the Company’s ability to protect its intellectual property rights against infringement and to defend itself against claims of infringement brought by third parties; the Company’s ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; the Company’s level of indebtedness and restrictions contained in the Company’s debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future; the Company’s ability to prevent a cybersecurity attack or breach to its information security; the possibility that the Company could lose its preferential tax rate in Puerto Rico; the possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting the Company’s main markets in Latin America and the Caribbean; uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021; and the continued impact of the COVID-19 pandemic and measures taken in response to the outbreak, on the Company’s resources, net income and liquidity due to current and future disruptions in operations as well as the macroeconomic instability caused by the pandemic.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports we file with the SEC from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact
(787) 773-5442
IR@evertecinc.com